Exhibit 10.4

SARA LEE CORPORATION

EXECUTIVE MANAGEMENT LONG-TERM INCENTIVE PROGRAM

(FY10-12 EMLTIP)

Grant Notice and Agreement

[INSERT PARTICIPANT NAME]

This Performance-Based Restricted Stock Unit (PSU) Grant Notice and Agreement, made this August 27, 2009 (“Award Date”), by Sara Lee Corporation, a Maryland corporation (“Company”) to you is evidence of an award made under the Sara Lee Corporation 2002 Long-Term Incentive Stock Plan (“Plan”) which is incorporated into this “Grant Notice and Agreement” by reference. A copy of the Plan and the FY10-12 EMLTIP Program Description (“Program Description”) have been or will be provided to you and are also available from the Sara Lee Corporate Compensation Department.

1. Performance-Based Restricted Stock Unit Award. Subject to the restrictions, limitations, terms and conditions specified in the Program Description, the Plan and this Grant Notice and Agreement, the Company hereby awards to you as of the Award Date:

             Performance Stock Units (PSUs)

which are considered Stock Awards under the Plan (the “Award”). The vesting of this Award is based both upon your continued service with the Company or any of its subsidiaries (collectively the “Sara Lee Companies”) and the Company’s performance during the “Performance Cycle”, as detailed in the Program Description, and therefore the actual number of PSUs ultimately released, if any, is determined at the end of the Performance Cycle. Prior to the date the PSUs vest (“Vesting Date”), the PSUs are not transferable by you by means of sale, assignment, exchange, pledge, or otherwise.

2. Acceptance of Terms and Conditions. By acknowledging and accepting this Award, you agree to be bound by the terms and conditions contained in this Grant Notice and Agreement, the Plan and the Program Description and any and all conditions established by the Company in connection with Awards issued under the Plan and the Program Description, and understand that this Award neither confers any legal or equitable right (other than those rights constituting the Award itself) against the Company directly or indirectly, nor does it give rise to any cause of action at law or in equity against the Company. In order to vest in the Award described in this Grant Notice and Agreement, you must have accepted this Award.

3. Dividend Equivalents. Subject to the restrictions, limitations and conditions as described in the Plan and the Program Description, dividend equivalents payable on the PSUs will be accrued (in cash, without interest) on your behalf at the time that dividends are otherwise paid to owners of Sara Lee Corporation common stock.

4. Distribution of the Award. If the distribution is subject to tax withholding, such taxes will be settled by withholding cash and/or a number of shares with a market value not less than the amount of such taxes. Any cash from dividend equivalents remaining after withholding taxes are paid will be paid in cash to you. The net number of shares of Sara Lee Corporation common stock to be distributed will be delivered to your electronic stock plan account as soon as practicable after the Vesting Date. If withholding of taxes is not required, none will be taken and the gross number of shares will be distributed. You are personally responsible for the proper reporting and payment of all taxes related to this distribution.

5. Election to Defer Distribution. If the distribution is subject to U.S. tax law, you may elect to defer the distribution of all of the PSUs. Such election must be received by the Company in the form required by the Company no later than 30 days after the Award Date and is contingent upon the Company’s allowing deferrals into the Sara Lee Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) at that time. The deferral, if elected, will result in the transfer of the PSUs into the Deferred Compensation Plan’s Stock Equivalent Fund in effect at the time the PSUs would have otherwise been distributed. The Deferred Compensation Plan rules will govern the administration of this Award beginning on the date the PSUs are credited to the Deferred Compensation Plan.

6. Death, Total Disability or Retirement. If you cease active employment with the Sara Lee Companies, because of your death or permanent and total disability (as defined under the appropriate disability benefit plan, if applicable), the Award will continue to vest and be distributed to your estate at the same time as it is to other Participants. In the case of your attaining age 55 or older and, if you have at least 10 years of service with the Sara Lee Companies when your employment terminates or attain age 65, regardless of service, the Award will continue to vest after your termination. These provisions apply only to Awards under this Grant Notice and Agreement; other types of awards may have different provisions.

7. Involuntary Termination, Voluntary Termination and Non-Severance Event Termination. The following provisions apply only to the Award granted herein; other types of Awards may have different provisions

(a) Involuntary Termination. If your employment with the Sara Lee Companies is terminated and you are eligible to receive severance benefits under the Sara Lee Corporation Severance Plan for Corporate Officers, the Severance Pay Plan, the Severance Pay Plan for Executives, the Severance Pay Plan for Certain Events or any other written severance plan of the Company (collectively, a “Severance Event Termination”), you must have completed at least twelve full months of active service during the Performance Cycle to be eligible to receive a pro-rated distribution based upon your service through the separation period and the Company’s performance results. If the twelve months of active service requirement is not met, all the PSUs under this grant will be canceled.

In the event your employment with the Sara Lee Companies is terminated as a result of the sale, closing or spin-off of a division, business unit, segment or other component of the Company, PSUs will continue to vest during the Performance Cycle and are subject to pro-ration only for performance results. This provision does not apply with respect to any transaction that would be considered a Change of Control as defined in Article X of the Plan.

(b) Voluntary Termination and Non-Severance Event Termination. If your employment terminates for reasons other than those described above (i.e., you voluntarily terminate employment with the Sara Lee Companies or your employment is terminated by the Sara Lee Companies and you are not eligible for severance pay under any of the Company’s severance plans), then this Award shall be canceled on the date of your termination of employment.

8. Forfeiture or Adjustment. Notwithstanding anything contained in this Grant Notice and Agreement to the contrary, you may forfeit all or a portion of the Award and/or be required to repay the Company, or you may be entitled to an increased Award, upon the occurrence of any of the following events.

(a) Misconduct. If you engage in any activity contrary or harmful to the interests of the Company, including but not limited to: (i) competing, directly or indirectly (either as owner, employee or agent), with any of the businesses of the Company, (ii) violating any Company policies, (iii) soliciting any present or future employees or customers of the Company to terminate such employment or business relationship(s) with the Company, (iv) disclosing or misusing any confidential information regarding the Company, or (v) participating in any activity not approved by the Board of Directors of the Company which could reasonably be foreseen as contributing to or resulting in a Change of Control of the Company (as defined in the Plan) (such activities to be collectively referred to as “wrongful conduct”), then (A) this Award, to the extent it remains restricted, shall terminate automatically on the date on which you first engaged in such wrongful conduct, (B) if the wrongful conduct occurred within six months of a Vesting Date, you shall pay to the Company in cash any financial gain you realized from the vesting of the PSU, and (C) if the wrongful conduct occurred after the PSU has been deferred in the Deferred Compensation Plan and prior to the deferred payment date, you shall forfeit the deferred PSU and this Award shall terminate automatically on the date on which you first engaged in such wrongful conduct.

(b) Restatement of Financial Results. This paragraph (8)(b) applies to you only if you are an “officer” of the Company, as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, at the time you received this Award (“Officer Participant”). If you are an Officer Participant and you vest in an Award (including if the distribution of an incentive award is deferred pursuant to the Deferred Compensation Plan), which vesting was predicated upon the Company achieving certain financial results (the “Original Amount”), and within two years after the Vesting Date the Company restates its financial statements due to material noncompliance with financial reporting requirements under the securities laws (such restated financial statements, the “Restated Financials”), then the vested amount of the Award shall be recalculated based on the Restated Financials (the “Adjusted Amount”). If the Original Amount is greater than the Adjusted Amount, then on the date on which the Company files the Restated Financials with the Securities and Exchange Commission (“SEC”), any vested portion of this Award that has not yet been distributed automatically shall be reduced by an amount equal to (i) the Original Amount, less (ii) the Adjusted Amount. If the Adjusted Amount is greater than the Original Amount, then on the date on which the Company files the Restated Financials with the SEC, any vested amount that has not yet been distributed automatically shall be increased by an amount equal to (A) the Adjusted Amount, less (B) the Original Amount. If the incentive award already has been distributed then, as soon as practicable after the date on which the Company files the Restated Financials with the SEC, (x) you shall pay to the Company, in cash, any financial gain you realized from the vesting of the incentive award that is attributable to the excess of the Original Amount over the Adjusted Amount, if the Original Amount is greater than the Adjusted Amount, or (y) the Company shall pay to you, in cash, an amount equal to the excess of the Adjusted Amount over the Original Amount, if the Adjusted Amount is greater than the Original Amount. No interest will be due to or paid by the Company or you to the other with respect to any such true up payment. If you elected to defer any portion of an incentive award pursuant to the Deferred Compensation Plan and an adjustment under this paragraph 8(b) is required before the deferral payment date, then your account under the Deferred Compensation Plan shall be credited or charged so that the deferred award equals the Adjusted Amount. The Compensation and Employee Benefits Committee of the Company’s Board of Directors may determine, in its discretion and based on the circumstances leading to the Company’s filing of Restated Financials with the SEC, that any recoupment or payment under this paragraph 8(b) is not practical and may elect to forego the application of this paragraph 8(b).

9. Rights as a Stockholder. You will have no rights as a stockholder with respect to any PSUs until and unless ownership of such PSUs have been transferred to you.

10. Conformity with the Plan. This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. Any inconsistencies between this Grant Notice and Agreement, the Plan or the Program Description shall be resolved in accordance with the terms of the Plan. By your acceptance of this Grant Notice and Agreement, you agree to be bound by all of the terms of this Grant Notice and Agreement, the Plan and the Program Description.

11. Interpretations. Any dispute, disagreement or question which arises under, or as a result of, or in any way relates to the interpretation, construction or application of the Plan, this Grant Notice and Agreement or the Program Description will be determined and resolved by the Compensation and Employee Benefits Committee of the Company’s Board of Directors (“Committee”) or its delegate. Such determination or resolution by the Committee or its delegate will be final, binding and conclusive for all purposes.

12. Employment Rights. Nothing in the Plan, this Grant Notice and Agreement or the Program Description confers on any Participant any right to continue in the employ of the Sara Lee Companies or in any way affects a Sara Lee Company’s right to terminate your employment without prior notice any time for any reason.

13. Consent to Transfer Personal Data. By accepting this Award, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. The Company holds certain personal information about you, that may include your name, home address and telephone number, fax number, email address, sex, beneficiary information, age, language skills, date of birth, social security number or other employee identification number, job title, employment or severance contract, current wage and benefit information, tax-related information, plan or benefit enrollment forms and elections, option or benefit statements, any shares of stock or directorships in the Company, details of all options or any other entitlements to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan or Program Description. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of stock acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company.

14. Miscellaneous.

(a) Modification. This Award is documented by the minutes of the Committee and or as approved by the CEO for non-corporate officers, which records are the final determinant of the number of PSUs granted and the conditions of this grant. The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such PSUs, provided that no such amendment or modification shall impair your rights under this Grant Notice and Agreement without your consent. Except as in accordance with the two immediately preceding sentences and paragraph 15, this Grant Notice and Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

(b) Governing Law. All matters regarding or affecting the relationship of the Company and its stockholders shall be governed by the General Corporation Law of the State of Maryland. All other matters arising under this Grant Notice and Agreement shall be governed by the internal laws of the State of Illinois, including matters of validity, construction and interpretation. You and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Grant Notice and Agreement shall be heard or determined in any state or federal court sitting in Chicago, Illinois, and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

(c) Successors and Assigns. Except as otherwise provided herein, this Grant Notice and Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

(d) Severability. Whenever feasible, each provision of this Grant Notice and Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Grant Notice and Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Grant Notice and Agreement.

15. Amendment. Notwithstanding anything in the Plan, the Program Description or this Grant Notice and Agreement to the contrary, this Award may be amended by the Company without the consent of you, including but not limited to modifications to any of the rights granted to you under this Award, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law.

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